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                                                                   Exhibit 10.27


                               SUPPLY AGREEMENT



        THIS SUPPLY AGREEMENT made as of the 31st day of August, 1995, ("Effective Date"), by and between Ciba-Geigy Corporation, Pharmaceuticals Division, a New York corporation, having a principal place of business at 556 Morris Avenue, Summit, New Jersey 07901 (hereinafter "Ciba"), and Noven Pharmaceuticals, Inc., a Delaware corporation having a principal place of business at 11960 S.W. 144th Street, Miami, Florida 33186 (hereinafter "Noven").



                                 WITNESSETH:



        WHEREAS, NOVEN and Ciba have entered into a License Agreement (as defined herein) covering the development, manufacture, and sale of the Licensed Products;


        WHEREAS, Ciba desires Noven to supply it with the Licensed Products in the the form of Laminate (as defined herein) and System (as defined herein) and Noven has the capability and is desirous of supplying Laminate and System to Ciba, pursuant to the terms and conditions specified herein.


        NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, the parties agree as follows:



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Article 1.  Definitions:

        The following terms, as used in the Agreement, shall have the meanings set forth in this Article 1:

        1.1 Except as otherwise provided herein, all capitalized terms not defined herein shall have the same meaning ascribed to them in the License Agreement.

        1.2 "Approval Date" shall mean the date upon which an authorized official of the FDA issues the Approval Letter.

        1.3 "GMP" shall mean the Current Good Manufacturing Practices as that term is defined by the FDA which are in force or hereafter adopted by the FDA in (a) its applicable regulations promulgated or issued thereunder, and (b) guidelines or directives that Noven and Ciba may mutually agree are applicable, as amended from time to time.

        1.4 "Laminate" shall mean the laminate preparation as described in Exhibit A attached hereto to be supplied to Ciba, with or without Estradiol, and manufactured in accordance with the Specifications (as defined herein).

        1.5 "License Agreement" shall mean the Restated License Agreement entered into between Noven and Ciba, dated, November 15, 1991.

        1.6 "Plants" shall mean (a) the Noven facility located at 13300 S.W. 128th Street, Miami, Florida 33186, and (b) the Noven facility located at 14500 S.W. 119th Street, Miami, Florida 33186, and (c) any other Noven facility agreed to by Ciba pursuant to paragraph 2.7 which has been qualified by the FDA for manufacture of the Laminate and System.

        1.7 "Product Launch" shall mean the date any Licensed Product is made available to an entity other than Ciba or an Affiliate or Ciba in any country in the Territory.

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        1.8     "Project Facilities" shall mean the Plants and all facilities and equipment used by Noven to carry out the manufacture, storage, disposal and transportation of the Laminate and System, or any component thereof, including those of any Noven contractor or subcontractor of any rank (including, without limitation, environmental or health and safety consultant or waste management firm).

        1.9 "Specifications" shall mean, collectively, (a) the Noven manufacturing procedures for the polymer blend and for Laminate, (b) the Noven standard test procedure for Laminate, (c) the Noven packaging procedure for the Systems and (d) the Noven standard test procedure for the System, as described in Exhibit C attached hereto, as may be amended from time to time.

        1.10 "System" shall mean Laminate which has been die-cut and pouched into the finished form as described in Exhibit B attached hereto, and manufactured in accordance with the Specifications.

        1.11 "Waste" shall mean all materials, except any Laminate and System or component thereof, present at the plants and produced or generated in connection with the manufacture of the Laminate and System. Waste shall include the Laminate and System or any component thereof which does not meet the Specifications; waste water, recovered solvents, and other remainders and materials; and components of the Laminate and System, that are not used in the manufacture by Noven of the Laminate and System, or non-compliant Laminate and System which are returned to Noven pursuant to this Agreement.

Article 2.  Manufacturing


        2.1 Noven shall manufacture the System in accordance with the Specifications and all applicable laws and regulations to the manufacture and packaging thereof, including but not limited to, Sections 501, 502, and 505 of Federal Food, Drug and Cosmetic Act, as amended from time to time. Upon Ciba's written request, Noven, at Ciba's expense, shall provide Ciba with copies of any permits required by state and local governing authorities having jurisdiction over any Plant for the operation of any Plant or for the manufacture of the Laminate and System.

        2.2 The Specifications may be amended by mutual agreement of Noven and Ciba. In the event that such changes result in increased production costs Noven, Noven and Ciba shall mutually agree as to the allocation of such costs between the parties. Additionally, Ciba shall reimburse Noven for the costs of implementing any changes requested by Ciba in labelling, packaging and preprinting of backing or pouch materials, and of discontinuing stock of same due to such changes. Notwithstanding the foregoing, Ciba, upon prior written notice to Noven, shall have the right to change unilaterally the Specifications if required by the FDA. In the event that change(s) required by the FDA result in increased costs to Noven, all cost increases due to such change(s) shall be shared equally between Noven and Ciba.

        2.3 Without the prior written approval of Ciba, which approval shall not be unreasonably withheld, Noven shall not rework or reprocess any Waste.

        2.4 Noven acknowledges that it is familiar with and shall abide by GMPs.


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        2.5 Noven shall keep accessible all books (including laboratory books)
and records maintained in connection with the testing of the Laminate and System, including those books and records relating to cross-over cleaning, for a period of seven (7) years for purposes of United States requirements and twelve (12) years in order to comply with Canadian requirements from the date of generation of such documents.

        2.6 Noven shall submit to Ciba a legible and complete photocopy of all manufacturing batch and quality records relating to the Laminate and System within thirty (30) days of completion of the manufacturing process.

        2.7 Noven shall not change the manufacturing site for the Laminate and System from the Plants without the prior written approval of Ciba, which approval shall not be unreasonably withheld.

        2.8 Noven shall inform Ciba of any change in production equipment used to manufacture the Laminate and System prior to implementation, and Ciba shall review each change in equipment within thirty (30) days after notification in writing by Noven. All changes must be reviewed and approved in writing by Ciba prior to being implemented, such approval not to be unreasonable withheld, and Noven shall validate the production equipment where required before production is initiated.

        2.9 Noven shall package (a) the Laminate as reasonably required by Ciba and (b) System pursuant to Ciba's requirements, including identifying and labelling each shipping unit as required by Ciba. Ciba's requirements shall be provided to Noven by Ciba three (3) months prior to the time of the initial order of the first commercial lot for Product Launch.


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        2.10 Notwithstanding anything contained herein to the contrary, any
Laminate and System supplied by Noven for resale in Canada shall conform with the standards, specifications, and all laws and regulations applicable with respect to Canada, including but not limited to preprinting and labelling requirements, and shall be manufactured in a facility approved for that purpose by the proper authorities of Canada, to the extent that Ciba (a) assists Noven in determining of the applicable standards, specifications, laws, and regulations of Canada and (b) pays Noven an amount representing any increase in Noven's cost for compliance therewith or as a result of any Specification changes.


        2.11 ******************************************************************
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Article 3. Term

        3.1 The term of this Agreement and the parties' obligations hereunder shall be for three periods of twelve (12) months (each an "Agreement Year") commencing upon the date of Product Launch ("Term").

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      3.2     Notwithstanding the terms of Article 3.1 and solely for purposes of producing Laminate and System for Product Launch ("Launch Supply"), Noven shall comply with the terms of this Agreement in production and supply of Launch Supply pursuant to Ciba's purchase orders subject to the following minimum quantities of System which Noven will supply to Ciba in accordance with the following schedule: (i) five million (5,000,000) Systems by September 30, 1995,
(ii) four million (4,000,000) Systems by October 31, 1995 and (iii) four million (4,000,000) Systems by November 30, 1995, for a total minimum Launch Supply of thirteen million (13,000,000) Systems.

       3.3 Notwithstanding the terms of Article 3.1 and solely for purposes of purchasing the Launch Supply, Ciba's obligation for payment under Article 7 for such Launch Supply shall commence upon receipt and acceptance of Launch Supply, net of any advance payment to Noven for purchase of materials for Launch Supply. Any Launch Supply received and accepted by Ciba shall be included in the Annual Purchase and Supply Minimum for the first Agreement Year.

       3.4 Six (6) months prior to the expiration of the Term, the parties may negotiate to extend this Agreement for twelve (12) months ("Extension Period").

Article 4. Supply/Purchases

       4.1 In each Agreement Year, provided that the Noven production facility located at 14500 S.W. 119th Street, Miami, Florida 33186 (the "Turnpike Facility") has been approved by the FDA for manufacture of Laminate and System, Ciba will purchase from Noven and make payment for a minimum of ***************

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********************************************************************************

("Annual Purchase Minimum"). In the event that the actual purchases of Laminate and System is less than the Annual Purchase Minimum (based upon the price of Laminate with Estradiol) in any Agreement Year, Noven may bill Ciba for the difference within (30) days following each Agreement Year.

       4.2 Prior to FDA approval of the Turnpike Facility for manufacture of Laminate and System, Noven shall have the capability to supply Ciba, and shall supply Ciba pursuant to Ciba's purchase orders, ******************************* **************************************** Upon the last to occur of FDA approval of the Turnpike Facility or Product Launch, Noven will have the capability of supplying Ciba, and shall supply Ciba pursuant to Ciba's purchase orders, with the following minimum quantities ("Annual Supply Minimum") which shall be pro-rated in the event the Turnpike Facility is approved during an Agreement
Year: *************************************************************************
*******************************************************************************
*******************************************************************************
Additionally, Noven will have the capability of supplying Ciba ****************
*******************************************************************************
Noven's failure to meet the Annual Supply Minimum shall be deemed a material breach of the Agreement.

       4.3 Thirty (30) days prior to full scale commercial production of the Launch Supply, excluding without limitation validation runs and production development batches, Ciba shall furnish Noven with written forecasts broken down monthly indicating each of the


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quantities of Laminate and each System (with or without Estradiol) that Ciba estimates it will purchase during ******************************************
********* excluding Launch Supply, *********************************************
shall constitute a firm order ("Order"). Thereafter, at quarterly intervals, Ciba shall provide Noven with an Order for one quarter plus an additional one quarter's forecast, ************************************************************
******************************************

       4.4    Orders will be placed within ************************************
***************************************** of the quantities of Laminate and each System (with or without Estradiol) previously forecasted by Ciba ******** ********************; provided however, that Noven will use its best efforts to produce quantities in excess of *************************************** of such
Orders if requested by Ciba. Orders shall indicate the quantities to be delivered and specific delivery dates which shall be no sooner than ninety (90) days after receipt of an Order by Noven.

       4.5 All Laminate and System supplied by Noven pursuant to an Order shall have been manufactured (a) no earlier than ninety (90) days prior to the agreed upon delivery date of the Order, and (b) from a full lot of Laminate dedicated to be delivered only to Ciba ("Ciba Laminate"), so that no portion of the lot from which the Ciba Laminate and System is manufactured shall have been delivered to a third party. Ciba shall process the Laminate no later than six
(6) months after receipt by Ciba at Suffern, New York.

       4.6 Delivery of Laminate and System shall ************************ title to shipments of the Laminate and System and ****************************
******************************************************************************
provided, however, that Noven


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*****************************************************************************
******************** otherwise mutually agreed upon and that such reimbursement shall in no event exceed ******************************************************
******************************************************************************
******* Ciba shall utilize a temperature-controlled vehicle for delivery of the Laminate and System to Ciba.

        4.7 The parties agree that the provisions of this Agreement, together with any amendments hereto shall prevail over any inconsistent statements or provisions contained in any other documents passing between the parties, including but not limited to, any Order, acknowledgement, confirmation or notice.

        4.8 The license granted in Article 2 of the License Agreement shall not limit Noven's right to manufacture in the Territory transdermal patch products containing estrogen and to export the same outside of the Territory for resale by third parties outside the Territory, provided that:

                (a) Prior to Product Launch, Noven will not disclose the shape and dimension of the System, as described in Exhibit D, to any third party except as required by law;


                (b) Noven shall not manufacture transdermal patch products containing estrogen as the single active ingredient for any third party including, without limitation, shape and dimension as described in Exhibit D, for sale by any third party within the Territory;


                (c) All transdermal patch products containing estrogen as the single active ingredient manufactured in the United States for export by Noven or exported by Noven


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shall comply with all applicable laws and regulations in the United States relating thereto, including without limitation, GMP'S;

        (d) Noven will provide Ciba with (i) adverse drug experience date required to be disclosed by Ciba under 21 C.F.R. Section 314.80 and/or 21
C.F.R. Section 314.81 within five (5) business days of receipt by Noven of the same as well as (ii) any additional information required to be submitted by Ciba under 21 C.F.R. Section 314.81, to the extent that such additional information relates to transdermal patch products containing estrogen as single active ingredient, provided that Noven now or hereafter has the right to disclose the same under the terms of existing agreements with third parties, in a timely manner;

        (e) Except as required by law for export, Ciba labels or labelling identifying Ciba shall not accompany or be placed on transdermal patch products containing estrogen manufactured by Noven other than those manufactured for Ciba; and

        (f) Except for the right to manufacture for export granted above, nothing in this Agreement confers any other rights upon Noven under the NDA's or ANDA's transferred to Ciba pursuant to Article 7.2 of the License Agreement. The License Agreement fully sets forth the rights of the parties with respect to NDA's and ANDA's transferred to Ciba.


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Article 5.  Price

        5.1 The price of Laminate with Estradiol manufactured during the Term of the Agreement is set forth in Exhibit E attached hereto. The price of Laminate without Estradiol manufactured during the Term of the Agreement is set forth in Exhibit F attached hereto.

        5.2 The price of the System, with or without Estradiol, manufactured during the Term of the Agreement is set forth in Exhibit G attached hereto. Upon Noven's receipt of final packaging specifications from Ciba pursuant to Article 2.9, the prices for Systems shall be adjusted as mutually agreed upon between the parties in good faith to include Noven's costs of final packaging of Systems for shipment to Ciba.

        5.3 The price of the Laminate and System, both with and without Estradiol, to be manufactured during the Extension Period shall be negotiated by the parties in good faith at least six (6) month prior to the expiration of the Term of the Agreement.

        5.4 The prices described in Articles 5.1 and 5.2 shall be adjusted thirty (30) days prior to each Agreement Year (except for the first Agreement Year for which there is no adjustment) in accordance with any increases during the previous Agreement Year in Noven's aggregate costs for materials and labor used in manufacturing the Laminate and System; provided, however, that no adjustment shall exceed, on a percentage basis, the percentage increase in the "Consumer Price Index" published by the U.S. Department of Labor, Bureau of Labor Statistics, as the U.S. All City Average, all items 1982-1984 = 100 (the "Index") with 1993 as the base year or *********** whichever is greater. If the


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cost of (a) either estradiol, backing material or release liner increases by
************* or (b) any other raw material or combination of raw materials increases by more than **************** Noven may, upon prior written notice to Ciba, increase the prices for Laminate and System by an amount which does not exceed such increase in cost. Price increases under the preceding sentence shall be effective solely during the period the cost increase is in effect and the materials causing the increase are actually used in Laminate and System. Notwithstanding the prior two sentences, upon receipt of notice from Noven of a price increase described in the prior two sentences, if Ciba is able to purchase the raw material or materials subject to the cost increase at a lower cost than that available to Noven, Ciba shall have the option of purchasing such raw material or materials and providing them to Noven, in which case the price increase described in the prior two sentences shall not take effect **********
*****************************************************************************
*****************************************  Should the publication of said Index be discontinued by said Bureau of Labor Statistics, then such other indexes as may be published by said Bureau most nearly approaching said discontinued Index shall be used in determining the adjustment hereunder. Should said Bureau discontinue the publication of any such index, then such indexes as may be published by another United States governmental agency, as most nearly approximating the Index, shall govern and be substituted as the Index hereunder.

       5.5 During the Term of the Agreement or the Extension Period, Ciba may purpose making process improvements to manufacturing in order to maximize the efficiency of the manufacturing processes. Noven shall act in good faith to review any such proposal



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and, if implemented by Noven, the parties shall negotiate a reduction in the pricing of the Laminate and System based upon the improvement, taking into account each party's costs incurred in realizing such benefits, to ensure that the parties share such benefits equally.


Article 6. Responsibility

       6.1 Noven shall use best efforts to manufacture and deliver Laminate and System to Ciba which meet the Specifications. Ciba shall use best efforts to properly store, handle and care for the Laminate and System while in Ciba's possession or control. Ciba shall, within sixty (60) days after Ciba receives delivery of each shipment of Laminate and System, notify Noven in the event of the non-compliance of the Specifications of all or any part of said shipment to the the extent such non-compliance is not due to the fault of Ciba, and shall immediately provide Noven with samples of the Laminate and System upon Noven's request. Failure to provide such notification to Noven shall constitute acceptance by Ciba of the shipment, except for latent defects caused by the gross negligence or willful misconduct of Noven.

       6.2 In the event of notification by Ciba of any non-compliance with the Specifications of the shipment to the extent such non-compliance is not due to the fault of Ciba, the particular shipment shall be set aside and held intact by Ciba until all questions relating to the non-compliance of the shipment have been resolved, corrected, or remedied to Ciba's satisfaction.

       6.3 With respect to the purchase price and cost of transportation and disposal of Laminate and System that is not in compliance with the Specifications, to the extent such



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non-compliance is not due to the fault of Ciba, Noven's liability to Ciba shall be (a) at Ciba's option (i) replacement of the Laminate and System, (ii) reimbursement of the purchase price of the Laminate and System, or (iii) credit to Ciba for future orders of Laminate and System; and (b) payment for the reasonable cost of transportation and disposal of any non-compliant Laminate and System.

       6.4 Ciba agrees and warrants to indemnify, defend, and hold harmless Noven from and against any and all claims, damages, expenses, attorneys' fees, settlements, and judgments arising out of any injury or damage to a third party alleged to be caused by the Laminate or System supplied by Noven to Ciba or manufactured for or by Ciba; provided, however, that Noven notifies Ciba within twenty (20) days of receipt of a claim or action, fully cooperates with Ciba in the defense of such claim or action, and permits Ciba to control the defense and settlement of such claim or action. Notwithstanding the above, Ciba does not warrant and shall not be liable to indemnify Noven from and against any claims, damages, expenses, attorneys' fees, settlements and judgments arising out of any injury or damage to a third party caused by latent defects in the Laminate or System caused by the negligence or willful misconduct on the part of Noven, for which Noven shall have the right to control the defense and settle such claim or action. Noven agrees and warrants to indemnify and hold harmless Ciba from and against any and all claims, damages, expenses, attorneys' fees, settlements and judgments for personal injury to a third party caused by latent defects in the Laminate or System caused by the negligence or willful misconduct of Noven.
This provision shall survive expiration or termination of this Agreement.



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       6.5    If an authorized government agency of the United States or any country or territory based on requirements specifically notified to Noven by Ciba shall seize any Laminate and System or if Ciba deems it necessary to initiate a voluntary recall for any commercially reasonable reason, Ciba shall immediately notify Noven of such seizure or recall and shall consult with Noven regarding the timely compliance with all pertinent state or federal regulations pertaining thereto. Furthermore, each party shall make a permanent and complete record of all costs incurred thereby, a copy of which shall be delivered to the other party as soon after the completion of such recall or seizure as practically may be done. When the cause or reason of said recall or seizure resides in the negligent failure of Noven to manufacture in accordance with the Specifications or applicable, notified government rules and regulations, or in the failure of said product to maintain stability for the period described in the product labeling, Noven shall reimburse Ciba for all reasonable costs incurred by Ciba in effecting such recall or seizure, including all reasonable credits extended to Ciba's customers as of a result thereof. When the cause or reason for said recall or seizure is anything other than that set forth in the preceding sentence, including, but not limited to, failure by others than Noven to store, transport or care for the Laminate and System, Ciba shall bear all costs of such recall or seizure and indemnify Noven therefrom including reimbursement for all reasonable costs incurred by Noven in effecting such recall or seizure.


Article 7. Payment

       Payment for the Laminate and System furnished to Ciba shall be made by Ciba no later than thirty (30) days after Ciba's receipt of the invoice from Noven or delivery of the



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Laminate and System to Ciba, whichever is later.  In the event Ciba shall, with respect to any delivery of the Laminate and System complying with Specifications, fail to make payment of undisputed amounts when due and payable, and shall fail to remedy such failure within thirty (30) days after Ciba's receipt of written notice of such failure from Noven, Noven may suspend its obligation (a) to meet the Annual Supply Minimum and (b) deliver Laminate and System pursuant to an Order, until such undisputed amount has been paid in full. In addition to the foregoing, upon written notice to Ciba, interest shall accrue on any undisputed amount due and payable to Noven at the prime rate plus ************* until such amount is paid. The prime rate shall be the rate specified as the prime rate in the Wall Street Journal on the date such undisputed amount was due and payable.



Article 8. Audit and Inspection Rights

       8.1 During the term of this Agreement and the Extension Period, Ciba and its authorized representatives shall have the right, at Ciba's expense, to audit, inspect and observe the manufacture, storage, disposal and transportation of the Laminate and System of Waste during normal business hours upon five (5) days prior notice. All employees and representative of Ciba (a) shall comply with and observe all applicable rules and regulations governing their conduct while performing their audit, inspection, or observation, and (b) shall have no authority to manage, supervise, or control any of Noven's employees. Noven agrees to respond to Ciba's audit findings within thirty (30) days of receipt of the audit report, and to the responsive to the recommendations contained therein.



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       8.2    Noven shall make available all records and reports relating to the manufacture, storage, disposal and transportation of System and/or Waste to Ciba, as well as those documents relating to analytical and stability data, for Ciba's review during normal business hours and upon reasonable prior notice to Noven, and Ciba shall have the right to copy these documents as required. In the event that Ciba supplies materials to be used by Noven, Ciba shall have the right to conduct inventory reconciliation audits and other audits as reasonably required for its internal control.

       8.3 Noven agrees to fully respond, within forty-five (45) days of receipt, to an annual questionnaire provided by Ciba concerning Noven's safety, health and environmental practices and any changes thereto.

       8.4 Noven shall promptly give Ciba advance notice, to the extent that advance notice is given to Noven, of any site visit to the Plants regarding the manufacture, storage, disposal or transportation of the Laminate, System, or Waste by any governmental or regulatory agency; provided, however, that Noven shall notify Ciba within eight (8) hours of notification to Noven of any site visits by the FDA. Ciba shall have the option of attending any such site visit by any governmental or regulatory agency, if the site visit relates, directly or indirectly to the manufacturing, storage, disposal and transportation of the Laminate and System. Should Ciba not participate in the site visit, Noven shall fully report in writing the substance and results of the visit to Ciba within seven (7) days of the occurrence thereof. In the event that any such governmental or regulatory agency finds that the Plant(s) are deficient or unsatisfactory in any respect, Ciba shall have the option to (a) assist Noven, at Noven's expense, in correcting the deficiency, or (b) terminate this



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Agreement provided the violations materially impair Noven's capability to continue to produce Laminate and System in accordance with this Agreement.



Article 9.  Waste Disposal

       Noven shall assume responsibility for disposing of all Waste in accordance with all applicable laws and regulations, and in accordance with all Ciba requirements, standards and procedures provided in writing to Noven. Ciba shall provide to Noven a list of disposal sites previously approved by Ciba. If Ciba and Noven cannot mutually agree upon a disposal method or site, Ciba shall have the option of assuming the responsibility to dispose of such Waste itself at Noven's expense, such expense not to exceed that which would otherwise be incurred or expended by Noven if lawfully disposed of by Noven. Copies of all documentation evidencing disposal by Noven shall be made available to Ciba upon Ciba's request and expense.



Article 10. Safety

       Noven shall comply with all applicable health and safety regulations, policies and procedures relating to the manufacture and packaging of the Laminate and System including the transmission by Noven to its employees of health and safety information relating to the Laminate and System, its manufacture, storage, disposal and transportation.



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Article 11.  Environmental, Health and Safety Warranty Indemnification

       Noven represents and warrants that all Project Facilities shall be in full compliance with all applicable health, safety and environmental, laws, statutes, ordinances, regulations, rules and pronouncements. Noven agrees and warrants to indemnify, defend and hold harmless Ciba, its officers and employees, from any and all liability (including strict and joint and several liability) or loss arising from or related to (including liability for threatened harm) Project Facilities and Waste disposal. Ciba agrees and warrants to indemnify, defend and hold harmless Noven, its officers and employees, from any and all liability (including strict and joint and several liability) or loss arising from or related to Waste disposal for which Ciba has assumed responsibility.



Article 12.  Confidentiality

       The Parties and their Affiliates shall be governed by the terms of
Article 8 in the License Agreement concerning confidentiality.



Article 13.  Intellectual Property

       All inventions, whether patentable or not, conceived and reduced to practice by Ciba alone shall be owned by Ciba. All inventions, whether patentable or not, conceived and reduced to practice by Noven alone shall be owned by Noven. All inventions, whether patentable or not, conceived and reduced to practice jointly by Ciba and Noven shall be owned jointly by Ciba and Noven.



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Article 14.  Termination and Default

       14.1   Termination:

              14.1.1 Ciba may terminate this Agreement during the Term without cause upon ninety (90) days written notice; provided, however, that Ciba shall
(i) be obligated to pay the Annual Purchase Minimum (based upon the price for Laminate with Estradiol) for the remainder of the Term, but excluding the Extension Period.

              14.1.2 Noven may not terminate this Agreement except as otherwise provided herein.

              14.1.3 The right of either party to terminate this Agreement, as herein provided, shall not be affected in any way by its waiver of or failure to take action with respect to any previous defaults.

              14.1.4 This Agreement and the obligations of the parties hereunder shall immediately terminate upon termination of the License Agreement.

       14.2   Default:

              14.2.1 If Noven shall be in default with respect to any material obligation hereunder and fail to cure such default within thirty (30) days after notice thereof, then Ciba may terminate this Agreement during the Term or the Extension Period by giving thirty (30) days prior written notice to that effect.

              14.2.2 Notwithstanding Section 14.2.1 above, any intentional violation by Noven of Article 9, 10 or 11 shall be grounds for immediate termination by Ciba of this Agreement during the Term or the Extension Period.

              14.2.3 Notwithstanding Section 14.2.1 above, Ciba shall have the right to immediately terminate this Agreement during the Term or the Extension Period in the event of (a) the sale of at least fifty percent (50%) of the outstanding voting securities of Noven to a third party; or (b) an assignment or delegation of this Agreement by Noven without the prior written consent of Ciba.

              14.2.4 In the event that Noven is not able to supply any portion of Laminate and System pursuant to an Order, then Ciba shall have the right to manufacture, or have a third party manufacture on its behalf, that portion of Ciba's requirements of System which Noven is not able to supply. If Noven is not able to supply any portion of Laminate and System pursuant to an Order for more than one hundred and twenty (120 days, then Ciba shall have the right (a) to source from another manufacturer, (b) void the terms of Articles 4, and (c) terminate this Agreement.

              14.2.5 Either party shall have the right to terminate this Agreement in the event that any proceeding under a Bankruptcy Act or any insolvency, receivership or dissolution proceeding is filed by or against the other party and such proceeding is not dismissed within sixty (60) days after the filing thereof.

              14.2.6 Noven shall also have the right to terminate this Agreement if Ciba fails to make payment(s) (i) upon undisputed amounts exceeding ********* ********************** or (ii) upon any amounts exceeding **********************
************** due hereunder within the time provided therefor and continues in default for more than ninety (90) days after receiving notice from Noven, such termination to be effective upon further notice to Ciba after failure by Ciba to cure such default.

Article 15.  Obligations upon Termination

       Except as otherwise agreed by the parties, within thirty (30) days of the effective date of the expiration or any termination of this Agreement, Ciba and any Supplier in possession of Know-How shall cease to use and deliver to Noven, upon written request, all Know-How, to the extent that such use is not permitted by the License Agreement except for any documents or records which either Ciba or the Supplier is required to retain by law, and Noven shall do the same with respect to any Ciba know-how in its possession. Noven shall deliver to Ciba, at Ciba's request and expense, all Laminate, System and preprinted packaging, labelling and stock materials which are in the possession of Noven, for which Ciba shall be obligated to make payment upon delivery.



Article 16.  Insurance

       Noven shall maintain the types and amounts of insurance set forth in Exhibit H, attached hereto.



Article 17. Publicity

       Without the prior written consent of Ciba as to the text, intended date and time (EST time) of publication, Noven agrees not to issue any press release or other public statement disclosing the existence of or relating to this Agreement; provided, however, that Noven shall not be prevented from complying with any duty of disclosure it may have pursuant to law.

Article 18. Assignment

        Neither party shall assign its rights or obligations hereunder to a third party without the prior written consent of the other party, such consent not to be unreasonably withheld, and any attempt to make such assignment without such consent shall render this Agreement null and void.


Article 19. Governing Law

        This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to choice-of-law principles of the State of New York.


Article 20. Severability

        If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. In the event any provisions shall be held invalid, illegal or unenforceable, the parties shall use best efforts to substitute a valid, legal and enforceable provision, which, insofar as practical, implements the purposes hereof.


Article 21. Notices

        21.1 Any notice, communication, or other correspondence required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing and shall be deemed to have been sufficiently given or made for all purposes if mailed by certified mail, postage prepaid, or otherwise as provided by
Article 21.2 to such other party at its respective address as follows:

                Pharmaceutical Division
                Ciba-Geigy Corporation
                556 Morris Avenue
                Summitt, New Jersey 07901
                Attention:  Office of the President

                Noven Pharmaceuticals, Inc.
                11960 S W. 144th Street
                Miami, Florida 33186
                Attention: President

        21.2 All notice period provided in this Agreement shall be deemed to begin running (a) in the case of notice by certified mail on the date of receipt of the letter or (b) in the case of notice by facsimile, telex or other telegraphic communications, and courier service for which records are kept, on the date such is sent.


Article 22.  Force Majeure

        Neither party shall be responsible or liable to the other hereunder for failure or delay in performance of this Agreement due to any war, fire, accident or other casualty, any governmental action, any labor disturbance, any act of God or the public enemy, or any other cause beyond such party's reasonable control. In the event of the application of this Article, the party affected by such force majeure shall use its best efforts to eliminate, cure and overcome any of such causes and resume performance of its obligations; provided, however, that either party shall have the right to terminate this Agreement if performance of this Agreement is prevented for a continuous period of one hundred twenty (120) days.

Article 23.  Cost

        Unless otherwise specified, each party shall bear the full cost of its compliance with the terms of this Agreement and its respective obligations hereunder. For purposes of this Agreement, the term "costs" when used herein shall mean the fully allocated costs including but not limited to the fully allocated cost of goods and services and manufacturing overhead directly related to Laminate and System, and allocation of all administrative and general expenses directly related to Laminate and System. Costs shall be determined by generally accepted accounting principles, applied on a consistent basis.


Article 24.  License Agreement

        Unless otherwise specified herein and the Exhibits attached hereto, nothing contained in this Agreement shall affect the rights and obligations of the parties under the License Agreement, and the terms and conditions of the License Agreement shall remain in full force and effect.


Article 25.  Entire Agreement

        This Agreement and the Exhibits attached hereto constitute the entire understanding between the parties relating to the subject matter hereof, and no amendment or modification to this Agreement shall be valid or binding upon the parties unless designated as such, made in writing and signed by the representatives of such parties.

        IN WITNESS WHEREOF, this Agreement has been duly executed by the parties to be effective as of the day and year first written above.



NOVEN PHARMACEUTICALS, INC.             Pharmaceuticals Division
                                        CIBA-GEIGY CORPORATION

By:   /s/ Steven Sablotsky              By:    /s/ Douglas G. Watson
      -------------------------                ----------------------

Name: Steven Sablotsky                  Name:  Douglas G. Watson
      -------------------------                ----------------------

Title: President                        Title: President
      -------------------------                ----------------------

                               EXHIBIT LISTING






Exhibits                                Title
--------                                -----




 A                                      Laminate Description

 B                                      System Description

 C                                      Specifications

 D                                      Shape and Dimensions

 E                                      Laminate Cost with Estradiol

 F                                      Laminate Cost without Estradiol

 G                                      System Pricing

 H                                      Insurance

                                                                EXHIBIT A









                             LAMINATE DESCRIPTION






The Laminate is composed of:

        A proprietary formulated Backing Material, preprinted in accordance with Ciba's requirements and approved by the FDA or proper authorities of Canada, that is coated with a proprietary Adhesive Layer that contains 17 beta estradiol as the single active ingredient in a strength to deliver about 0.0375, 0.05, 0.075 and 0.1 mg per day, at Ciba's option, of the 17 beta estradiol. Applied to the Adhesive Layer is a specified Silicone Coated Release Liner.



                                                        - Backing Material

                                                        - Adhesive Layer

                                                        - Release Liner

                                                                EXHIBIT B







                              SYSTEM DESCRIPTION





The System is composed of:



        Laminate that has been die-cut into one of the shapes and dimensions described in Exhibit D and placed in specified pouch material, preprinted in accordance with Ciba's requirements and approved by the FDA or proper authorities of Canada, that is then heat sealed.

                                                                EXHIBIT C

                                SPECIFICATIONS

*************************************************************************

                                                                      EXHIBIT D


                             SHAPE AND DIMENSION



              29 cm2        22 cm2       14.5 cm2       11 cm2






            (2.860 in)    (2.480 in)


                                                        1.473 in

                                         1.692 in

                           1.750 in

             2.000 in







                          ------------------------------------------------------
                          DRAWN BY:
                          GEORGE KROM 01/26/95               CIBA
                          --------------------
                          CHECKED BY:           TRANSDERMAL PRODUCT DEVELOPMENT
                          M.R. 8/23/95          SUFFERN     NEW YORK   10901
                          -----------------------------------------------------
                          DRAWING NOS:          TITLE:
                          95-1016               VIVELLE  OVAL AND ROUND SHAPES
                          --------------------          WITH DIMENSIONS
                          SCALE:
                          FULL
                          -----------------------------------------------------

                                                                EXHIBIT E

                                LAMINATE COST
                               (with Estradiol)

*************************************************************************

                                                                EXHIBIT F

                                LAMINATE COST
                             (without Estradiol)

*************************************************************************

                                                                EXHIBIT G

                                SYSTEM PRICING

*************************************************************************

                                                                EXHIBIT H





                                  INSURANCE




Throughout the period of the Agreement, Noven shall obtain, and maintain, at its sole cost, the insurance coverage set forth below with companies reasonably satisfactory to Ciba-Geigy will full policy limits applying, but not less than, as stated:


1. Workers' Compensation Insurance as required by laws and regulations applicable to and covering employees of Noven engaged in the performance of the manufacturing services under this Agreement.

2. Employer's Liability Insurance protecting Noven against common law liability, in the absence of the statutory liability, for employee injury arising out of the master-servant relationship with a limit of not less than $500,000 per occurrence.

3. Comprehensive General Liability Insurance including products/completed operations with limits of liability of not less than: Personal Injury $1,000,000 each occurrence/aggregate; Property Damage $1,000,000 each occurrence/aggregate.

4. Automobile Liability Insurance including non-owned and hired vehicle coverage with limits of liability of not less than: Bodily Injury $500,000 each occurrence; Property Damage $1,000,000 each occurrence/aggregate;

5. Excess Liability Insurance over Comprehensive General Liability and Comprehensive Automobile Liability coverages afforded by the primary policies described above, with minimum limits of $1,000,000 per occurrence and $2,000,000 in the aggregate in excess of the specified limits. This policy shall cover, among other risks, the contractual liability assumed in this Agreement.

6. Fire Insurance with Extended Coverage in such form and amount as Ciba-Geigy may reasonably require in order to protect Ciba-Geigy's interest in Products and Furnished Materials.

7. Environmental impairment liability insurance for non-sudden and accidental occurrences, if required by applicable law or regulation.

Noven shall promptly furnish Ciba-Geigy with certificate of insurance or true copies of policies, showing the above coverages and providing for at least thirty (30) days' prior written notice to Ciba-Geigy of cancellation or modification. Such certificates or policies shall be in a form and underwritten by a carrier and/or placed through a broker reasonably satisfactory to Ciba-Geigy. Noven shall alter the form of certificates of insurance and/or policies as well as carriers and/or brokers from those not reasonably satisfactory to Ciba-Geigy. In the event that Ciba-Geigy requires Noven to alter the form of a certificate of insurance and/or policy which otherwise complies with the coverage and policy limits set forth herein, or to change an insurer rated "A" or better by A.M. Best, any increase in cost associated with any such change shall be at the expense of Ciba-Geigy.

A certificate naming Ciba-Geigy as additional-insured and evidencing the Comprehensive General Liability and Excess Liability coverages shall be promptly delivered to Ciba-Geigy. The policy or certificate of Comprehensive General Liability and Excess Liability coverages shall state that it is primary coverage and not concurrent or excess over other valid insurance which may be available to Ciba-Geigy.

If so required by Ciba-Geigy, Noven shall alter the kinds of insurance and or increase the limits thereof, from those set forth in this attachment of this Agreement, and any such change shall be at the expense of Ciba-Geigy, but only to the extent that such expense is applicable to this Agreement. In the event Noven so desires, it any carry out or take additional kinds of insurance or increases limits over those set forth in this Agreement, but in any such case at its own expense.

Losses of expenses of Ciba-Geigy compensated by the foregoing insurance, whether or not due to the negligence or fault of Noven, or its subcontractors, their agents or employees, shall be payable to Ciba-Geigy by Noven whether or not encompassed by the indemnity provisions of this Agreement.






                                    - 37 -